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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of EarthWatch Incorporated (the "Company") of our report dated March 31, 2000, except with respect to Note 13 for which the date is August 15, 2000, relating to the consolidated financial statements of the Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado


September 26, 2000